Exhibit 32

    Written Statement of Paul E. Menzel (Chairman of the Board, President and Chief Executive Officer) and William R. Hayes (Senior Vice President and
                  Treasurer) Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chairman of the Board, President and Chief Executive Officer, and Senior Vice President and Treasurer, respectively, of Ridgestone Financial Services, Inc. (the "Company"), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarter ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Paul E. Menzel
------------------
Paul E. Menzel
Chairman of the Board, President and
Chief Executive Officer

/s/ William R. Hayes
--------------------
William R. Hayes
Senior Vice President and
Treasurer

Date:  August 13, 2003